Exhibit 5.1

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

May 31, 2022

Global Clean Energy Holdings, Inc.

2790 Skypark Drive, Suite 105

Torrance, CA 90505

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement  relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 5,017,008 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), which are issuable upon the exercise of warrants (the “Warrants”) issued by the Company to the Selling Stockholders on February 23, 2022.

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or prospectus forming a part of the Registration Statement, other than as to the validity of the Shares.

We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.  We have relied upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.  We have also assumed that the Shares are and will be evidenced by appropriate certificates that have been properly executed and delivered.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

The Shares may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion letter, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance.  This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated in this opinion letter with respect to the issuance of the Securities.

Global Clean Energy Holdings, Inc.

May 31, 2022

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares, when issued upon exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

This opinion letter is rendered to you in connection with the Registration Statement and may not be relied upon by you for any other purpose. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus.  In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC

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